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                                                                   EXHIBIT 10.33



                          FACILICOM INTERNATIONAL, INC.

                         1999 SPECIAL STOCK OPTION PLAN


1.       Definitions.

         The terms defined in this Section 1 shall have, for all purposes of this Plan (unless the context requires otherwise), the meanings herein specified:

         (a) "Administrative Committee" shall mean such one or more persons who shall have been appointed in accordance with Section 3.

         (b) "Affiliate" shall mean with respect to any person, any individual or entity directly or indirectly controlling, controlled by or under common control with such person, and such term shall include any individual who is an officer, director or employee of either any such person or any Affiliate of such person. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).

         (c) "Board" shall mean, prior to the Merger, the board of directors of the Corporation and, after consummation of the Merger, the board of directors of World Access.

         (d) "Common Stock" shall mean the Common Stock of World Access.

         (e) "Conversion Unit" shall mean a right granted by the Corporation pursuant to this Plan which, upon the consummation of the Merger, shall automatically and without further action by the Optionee, the Corporation or World Access, become and be converted into an Option with respect to one share of the Common Stock of World Access.

         (f) "Corporation" shall mean FACILICOM INTERNATIONAL, INC., a Delaware corporation, and its successors.

         (g) "Disabled Optionee" shall mean an Optionee who becomes disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended.

         (h) "Employee" or "Employees" shall mean, depending upon the context, any one or more persons employed by the Corporation, or a Subsidiary thereof, on a full-time basis and who are compensated for such employment by a regular salary.

         (i) "Fair Market Value" shall have the meaning given that term in
Section 6(F) hereof.


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         (j) "Merger" shall mean the merger of the Corporation with and into
World Access as contemplated by and in accordance with the terms of the Merger Agreement.

         (k) "Merger Agreement" shall mean that certain Agreement and Plan of Merger Agreement dated as of August 17, 1999 and entered into among World Access, the Corporation and the Corporation's shareholders, as the same may hereafter be amended or modified.

         (l) " Option" shall mean a right, existing after the consummation of the Merger and pursuant to the conversion of a Conversion Unit, to purchase a specified number of shares of Common Stock of World Access. The Options granted hereunder are intended to be non-qualified stock options which are options other than Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         (m) "Optionee" shall mean a person who accepts a Conversion Unit granted under this Plan.

         (n) "Option Price" shall mean $15 per share for each share of Common Stock purchased pursuant to a Stock Option Agreement.

         (o) "Option Period" shall mean the period from the date of the consummation of the Merger to the date after which an Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

         (p) "Plan" shall mean this FaciliCom International, Inc. 1999 Special Stock Option Plan.

         (q) "Stock Option Agreement" shall mean the written agreement between the Corporation and an Optionee confirming the grant of one or more Conversion Units and setting forth the terms and conditions upon which the Option(s) to be created upon the conversion thereof may be exercised.

         (r) "Subsidiary" shall mean with respect to an entity, any corporation, partnership, business trust, joint venture or other business entity in which the such entity owns, directly or indirectly through Subsidiaries, at least 50% of the beneficial interests or total combined voting power of all classes of equity.

         (s) "World Access" means WORLD ACCESS, INC., a Delaware corporation, and its successors, Subsidiaries and Affiliates.


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2.       Purposes.

         The purposes of this Plan are to enable key Employees to benefit from the growth in value of the Corporation and its Subsidiaries as reflected by the Merger and to enable World Access to retain personnel in positions of substantial responsibility and to give them an additional incentive to increase their efforts on behalf of World Access and its Subsidiaries.

3.       Administration.

         This Plan shall be administered by the Administrative Committee. The Administrative Committee shall be appointed by the Board. Prior to the consummation of the Merger, the Administrative Committee shall consist of one or more, but not more than three, members of the Board. Following the consummation of the Merger, the Administrative Committee shall consist of that number of and those persons as shall be appointed by World Access in accordance with its governing instruments.

         The Administrative Committee shall act by majority vote and shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, (i) to grant Conversion Units, to determine the term of each Conversion Unit, the persons to whom and the time or times at which Conversion Units shall be granted, and the number of whole and/or fractional shares of Common Stock Options for the purchase of which such Conversion Units shall be converted; (ii) to interpret this Plan; (iii) to prescribe, amend and rescind rules and regulations relating to this Plan; (iv) to determine the terms and provisions of the Stock Option Agreements (which need not be identical) entered into in connection with awards under this Plan; and (v) to make all other determinations (including factual determinations) deemed necessary or advisable for the administration of this Plan. The Administrative Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrative Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Administrative Committee or such person may have under this Plan. No grant of a Conversion Unit shall be made to a member of the Administrative Committee.

                  The Administrative Committee may employ attorneys, consultants, accountants or other persons, and the Administrative Committee, the Corporation, World Access and their respective officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrative Committee in good faith shall be final and binding upon all persons who have received Conversion Units, the Corporation, World Access and all other interested persons. No member or agent of the Administrative Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan or awards made thereunder, and all members and agents of the Administrative Committee shall be fully indemnified and protected by the Corporation (prior to the Merger) and World Access (following consummation of the Merger) in respect of any such action, determination or interpretation.


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4.       Eligibility.

         Subject to the provisions of this Plan, the Administrative Committee shall determine and designate from time to time those key Employees of the Corporation or its Subsidiaries to whom Conversion Units are to be granted and the number of shares of Common Stock covered by such grants. In determining the eligibility of a key Employee to receive a Conversion Unit, as well as in determining the number of shares of Common Stock covered by such Conversion Unit, the Administrative Committee shall consider the position and responsibilities of such person, the nature and value to the Corporation or a Subsidiary of his or her services and accomplishments, his or her present and potential contribution to the success of World Access or its Subsidiaries and such other factors as the Administrative Committee may deem relevant.

5.       Shares Available under this Plan.

         The aggregate number of shares of Common Stock which may be issued or delivered and as to which Conversion Units may be granted under this Plan is 2,000,000 shares. All such shares are subject to adjustment and substitution as set forth in Section 7. If any Conversion Unit granted under this Plan is canceled by mutual consent or terminates or expires for any reason prior to the consummation of the Merger without having been exercised in full, the shares of Common Stock subject to such Conversion Unit shall again be available for purposes of this Plan.

         The shares of Common Stock which may be issued or delivered under this Plan may be either authorized but unissued shares or repurchased shares or partly each, as shall be determined from time to time by the Board of World Access.

6.       Terms and Conditions of Conversion Units and Options.

         Conversion Units, and the Options into which they may be converted, shall be subject to the following terms and conditions:

                           (A) The Option Price shall be payable in full in any
                  one or more of the following ways:

                                    (i)  in full in cash or in any combination
                           of cash and installment payments as may be determined by the Administrative Committee; and/or

                                    (ii) subject to the consent of the
                           Administrative Committee, in shares of Common Stock (which are owned by the Optionee free and clear of all liens and other encumbrances) having a Fair Market Value on the date of exercise of the Option which is equal to the Option Price for the shares being purchased.

                           If the Option Price is paid in whole or in part in
                  shares of Common Stock, any portion of the Option Price representing a fraction of a share shall be paid in



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                  cash. The cash. The date of exercise of an Option shall be determined under procedures established by the Administrative Committee, and the Option Price shall be payable at such time or times as the Administrative Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made, the Optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the Option Price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under this Plan as provided in Section 5.

                           (B) No Option shall be exercisable after the
                  expiration of ten years and six months from the consummation of the Merger. Subject to this Section 6(B) and Sections 6(D), 6(E) and 6(F), Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Administrative Committee.

                           (C) An Optionee may not transfer a Conversion Unit or
                  Option, or any portion thereof, without the prior written consent of the Administrative Committee.

                           (D) As to those Optionees who become employees of
                  World Access, unless otherwise determined by the Administrative Committee and set forth in the Stock Option
                  Agreement:

                                    (i)  If the employment of an Optionee
                           (whether or not a Disabled Optionee) with World Access is voluntarily terminated with the written consent of World Access, or if an Optionee retires under any retirement plan of World Access, any then-outstanding Option held by such Optionee shall be exercisable (to the extent exercisable on the date of such event) by such Optionee (or, if applicable, by such Optionee's permitted transferee) at any time prior to the expiration date of such Option or within three months after the date of such event, whichever is the shorter period;

                                    (ii) Following the death of an Optionee
                           during employment with World Access, any then-outstanding Option held by such Optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the will of the Optionee (or, if applicable, by such Optionee's permitted transferee), or, if the Optionee shall fail to make testamentary disposition of such Option or shall die intestate, by the legal representative of the estate of such Optionee, at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period. Following the death of an Optionee


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                           after termination of employment with World Access
                           during a period when an Option is exercisable as provided in clause (i) above, any then-outstanding Option held by the Optionee (or, if applicable, by such Optionee's permitted transferee) at the time of death shall be exercisable by such person or persons entitled to do so under the Will of the Optionee or by such Optionee's legal representative (or by such transferee) to the extent that such Option was exercisable by the Optionee (or, if applicable, by such Optionee's permitted transferee) at the time of death at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period;

                                    (iii) If the employment of an Optionee is
                           terminated by World Access without cause, any then-outstanding Option held by such Optionee (or, if applicable, by such Optionee's permitted transferee) shall be exercisable (to the extent exercisable on the date of termination of employment) by such Optionee (or, if applicable, by such Optionee's permitted transferee) at any time prior to the expiration date of such Option or within 30 days after the date of termination of employment, whichever is the shorter period; and

                                    (iv)  If the employment of an Optionee is
                           terminated by World Access with cause, the rights of such Optionee (or, if applicable, by such Optionee's permitted transferee) under any then-outstanding Option shall terminate at the time of such termination of employment. In addition, if an Optionee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with World Access, the Administrative Committee may in its discretion immediately terminate all Options held by the Optionee (or, if applicable, by such Optionee's permitted transferee). For purposes of this subsection (D), the following events or circumstances shall constitute "cause", to wit: perpetration of defalcations; willful, reckless or grossly negligent conduct entailing a substantial violation of any material laws or governmental regulations or orders applicable to World Access; or repeated and deliberate failure, after written notice, to comply with policies or directives of the Chief Executive Officer of World Access or of the Board.

                  Whether termination of employment is a voluntary termination with the written consent of, or an involuntary termination for cause from, World Access, whether an Optionee is a Disabled Optionee and whether an Optionee has engaged in the operation or management of a business which is in competition with World Access shall be determined in each case by the Administrative Committee, and any such determination by the Administrative Committee shall be final and binding.

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                           (E) All Conversion Units granted hereunder and all
                  Options into which such Conversion Units may be converted shall be effective solely upon the delivery of a Stock Option Agreement, or an amendment thereto, duly executed by the Chief Executive Officer of the Corporation on behalf of the Corporation and by the Employee to whom such Conversion Units are granted.

                           (F) Fair Market Value of the Common Stock shall be
                  determined (as of a date not more than 12 months preceding the date as of which such determination is required to be made hereunder) in good faith by the Board. The Board shall take into consideration such factors as it deems relevant, which factors may include but are not limited to (i) the World Access' past, current and expected profitability, (ii) the World Access' past, present and expected revenues and net cash flow, (iii) World Access' book value, and (iv) the absence of an organized tracking market for shares of the Common Stock.

                           (G) The obligation of World Access to issue or
                  deliver shares of Common Stock under this Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for World Access and (ii) all other applicable securities laws, regulations, rules and orders which may then be in effect.

         Subject to the foregoing provisions of this Section 6 and the other provisions of this Plan, any Conversion Unit granted under this Plan and any Option into which the same may be converted shall be subject to such other terms and conditions as the Administrative Committee shall deem advisable.

7.       Adjustment and Substitution of Shares.

         If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any similar transactions, the number of shares available for grant hereunder or subject to or granted pursuant to this Plan or any Stock Option Agreement and the price thereof, as applicable, shall be appropriately and equitably adjusted by the Administrative Committee.

8.       Restrictions on Transfer of Certain Shares.

         World Access is authorized to (i) retain the certificate(s) representing shares or place such certificates in the custody of its transfer agent, (ii) place a restrictive legend on such certificates, and/or (iii) issue a stop transfer order to the transfer agent with respect to shares in order to enforce the transfer restrictions of Section 6(G) hereof.


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9.       Acceleration of the Exercise Date of Options.

         Notwithstanding any other provisions of this Plan, all Options shall become exercisable upon the occurrence of a Change in Control of World Access whether or not such Options are then exercisable under the provisions of the Stock Option Agreements relating thereto. A Change in Control of World Access is any of the following: (i) a merger, consolidation or other reorganization in which World Access (x) is not the surviving entity or (y) survives only as a subsidiary of any entity (other than an entity which is under the control (as defined in Section 1(b)) of any one or more of the shareholders of World Access as of the effective date, and their respective Affiliates or other than a previously wholly-owned Subsidiary of World Access), (ii) the acquisition by any person, entity or affiliated group of persons and entities (other than any one or more of the shareholders of World Access as of the effective date, and their respective Affiliates) of 50% or more of the combined voting power of World Access' then outstanding securities (including securities exercisable for or convertible into voting securities), or (iii) the consummation of a transaction requiring shareholder approval and involving the sale, lease or exchange of all or substantially all the assets of World Access.

10. Effect of this Plan on the Rights of Employees and Employer.

         Neither the adoption of this Plan nor any action of the Board or the Administrative Committee pursuant to this Plan shall be deemed to give any Employee any right to be granted a Conversion Unit or an Option under this Plan, and nothing in this Plan, in any Conversion Unit granted under this Plan, in any Option into which the same may be converted or in any Stock Option Agreement shall confer any right to any Employee to continue in the employment of the Corporation or any Subsidiary or World Access or interfere in any way with the rights of the Corporation or any Subsidiary or World Access to terminate the employment of any Employee at any time.

11.      Interpretation, Amendment, and Termination.

         Except as provided elsewhere in this Plan, in the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons. The Board may, in its discretion, amend or terminate this Plan at any time. The Board of the Corporation may not, without the consent of World Access,
(a) increase the total number of shares which may be issued or delivered under this Plan, (b) otherwise materially increase the benefits accruing to Employees under this Plan. Termination of this Plan shall not affect the rights of Optionees or their successors under any Conversion Units or Options outstanding and not exercised in full on the date of termination.

12.      Withholding Taxes.

         The Corporation unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of any obligation to withhold taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or


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other person receiving shares issued upon exercise of an Option shall be required to pay World Access in cash the amount of any taxes which World Access is required to withhold.

         Notwithstanding the preceding sentence and subject to such rules as the Administrative Committee may adopt, Optionees who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and, if determined by the Administrative Committee, other Optionees, may satisfy the referenced tax payment obligation, in whole or in part, by election on or before the date that the amount of tax required to be withheld is determined, to have the number of shares received upon exercise of the Option reduced by a number of shares.

13.      Effective Date and Termination.

         This Plan shall be effective as of September 30, 1999.

         This Plan has been adopted in contemplation of the consummation of the Merger. If the Merger is not consummated in accordance with the Merger Agreement, as the same may be amended, then upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) a public announcement to the effect that the Merger will not be consummated or (iii) upon the occurrence of any other event by which the possibility of the consummation of the Merger is irrevocably terminated, this Plan and all Conversion Units granted hereunder shall forthwith and without further action by the Corporation or any Optionee be and become terminated, void and of no further force or effect, and no Optionee shall be entitled to any compensation or remuneration in respect of any previously granted Conversion Unit.


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